U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

STARBOARD VALUE ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-3743013
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

777 Third Avenue, 18th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Class A Common Stock and one-sixth of one Warrant to purchase one share of Class A Common Stock	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC
Redeemable Warrants, exercisable for one share of Class A Common Stock for $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-248094

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A common stock, par value $0.0001 per share, and redeemable warrants to purchase Class A common stock of Starboard Value Acquisition Corp. (the “Company”). The description of the units, Class A common stock and redeemable warrants contained in the section entitled “Description of securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-248094), which was initially filed with the Securities and Exchange Commission on August 18, 2020, and was amended on August 28, 2020 and September 8, 2020 (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-248094), filed with the Securities and Exchange Commission on August 18, 2020).

3.2	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-248094), filed with the Securities and Exchange Commission on August 28, 2020).

3.3	Form of Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-248094), filed with the Securities and Exchange Commission on August 28, 2020).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-248094), filed with the Securities and Exchange Commission on August 28, 2020).

4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-248094), filed with the Securities and Exchange Commission on August 28, 2020).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A-2 (File No. 333-248094), filed with the Securities and Exchange Commission on September 8, 2020).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1/A-2 (File No. 333-248094), filed with the Securities and Exchange Commission on September 8, 2020).

10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 333-248094), filed with the Securities and Exchange Commission on August 18, 2020).

10.4	Form of Registration Rights Agreement between the Company and certain security holders (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-248094), filed with the Securities and Exchange Commission on August 18, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

STARBOARD VALUE ACQUISITION CORP.

By:	/s/ Martin D. McNulty, Jr.
Martin D. McNulty, Jr.
Chief Executive Officer

Dated: September 8, 2020